UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                                   FORM 8-K

                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
                    OF THE SECURITIES EXCHANGE ACT OF 1934

      Date of Report (Date of earliest event reported): August 23, 1999

                       Commission File Number: 0-18929

                     -----------------------------------

                      INTERNATIONAL SEMICONDUCTOR CORP.
            (Exact name of registrant as specified in its charter)

Nevada                                                             13-3432594
(State or other jurisdiction of                              (I.R.S. Employer
 incorporation or organization)                           Identification No.)

11300 W. Olympic, Los Angeles, California                               90064
(Address of principal executive offices)                           (Zip Code)

                                (562) 425-2376
               (Issuer's telephone number, including area code)

                                     N/A
             (Former name, former address and former fiscal year,
                        if changed since last report)

Item 1.  Changes in Control of Registrant

     The proposed merger of International Semiconductor Corporation ("ISC") with SemcoLABS, Inc. ("Semco"), a Florida corporation, was completed August 23, 1999. All of the issued and outstanding common stock of SemcoLABS will be exchanged for 19,400,000 shares of restricted common stock of International Semiconductor Corporation in a Section 368 share exchange agreement.

     The controlling shareholders, following this transaction, will be Gary Rosen, holding 5,500,000 shares and Gary Kaplan, also holding 5,500,000 shares of common stock. The two persons voting together would constitute 50.2% of the issued and outstanding common stock and would give them operational control of the post-merger entity. Prior to the merger, no single shareholder or contracted group of shareholders held control of ISC. Employment options, based upon continued service to the company, will be granted to Rosen and Kaplan, but no such agreements have been entered into or executed as of this date. These grants will be subject to an impartial vote of the board of directors, absent the vote of Rosen and Kaplan.

     SemcoLABS is the only hands-on, on-site company in the nation to specialize in the business of monitoring sanitation and bacteria levels for the control of foodborne illnesses at specific critical control points in the food service industry.

     Semco's service is compliant with the newly-issued 1999 food code covering Hazard Analysis of Critical Control Points or "HACCP". Semco also provides an educational support system for food safety services, which includes HACCP plans, food safety training and third-party audits.

     Gary Kaplan, the current president of Semco (Florida), becomes president of the merger company, with Gary Rosen, current Treasurer of Semco (Florida) taking over the duties of Chief Financial Officer. Each will become a director. Robert Terry, Chairman of ISC, will remain as Chairman.


Item 2.  Acquisition or Disposition of Assets.

     The merger agreement concluded on August 23, 1999, with the acquisition by ISC of 100% of the common stock of SemcoLABS, Inc., a Florida corporation, and its two wholly-owned subsidiaries, Semco Bio-Vision and Semco Scientific Products, both Florida corporations. SemcoLABS currently has contracts with several restaurant chains, food processing organizations, and territorial joint venture partners for use of its testing processes and procedures.


Item 7.  Financial Statements and Exhibits.

     Audited financial statements of SemcoLABS are being prepared and will be filed within 60 days.


                                  SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date: August 23, 1999               /s/  Robert M. Terry
                                    Robert M. Terry, Chairman